UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 4, 2020

CRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(617) 425-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	CRAI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

The Audit Committee of our Board of Directors, after reviewing various alternatives, recently made a decision regarding our independent registered public accountants. As a result of this decision, on March 4, 2020, we dismissed Ernst & Young LLP (“EY”) as our independent registered public accountants, effective immediately, and engaged Grant Thornton LLP (“GT”) as our independent registered public accountants for the fiscal year ending January 2, 2021.

The reports of EY on our consolidated financial statements as of and for the years ended December 29, 2018 and December 28, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 29, 2018 and December 28, 2019 and the subsequent interim period through March 4, 2020, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of EY would have caused EY to make reference to the matter in their report.

For the fiscal years ended December 29, 2018 and December 28, 2019, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as described below.

As disclosed in Item 9A of our annual report on Form 10-K for our fiscal year ended December 29, 2018, our President and Chief Executive Officer and our Chief Financial Officer concluded that we did not adequately design or execute internal controls over the completeness and accuracy of: 1) our contingent consideration and incentive-based compensation liabilities, including our internal controls over revenue forecasts and certain other assumptions used in the computation of these liabilities; 2) revenue and related reserves; 3) certain accounts payable and expense accruals; and 4) the evaluation of certain technical tax matters. As disclosed in Item 9A of our annual report on Form 10-K for our fiscal year ended December 28, 2019, our President and Chief Executive Officer and our Chief Financial Officer concluded that we did not adequately design or execute internal controls over: 1) our incentive-based compensation liabilities, as it relates to our internal controls over the review of the completeness and accuracy of key inputs into the computation of these liabilities; 2) certain aspects of accounting for revenue and related accounts; and 3) the completeness of certain accounts payable and expense accruals. The Audit Committee of our Board of Directors has discussed these material weaknesses in our internal control over financial reporting with EY and has authorized EY to respond fully to the inquiries of GT concerning these material weaknesses. As disclosed in Item 9A of our annual report on Form 10-K for our fiscal year ended December 28, 2019, our President and Chief Executive Officer and our Chief Financial Officer concluded that we remediated the material weaknesses relating to (1) our contingent consideration liability, including our internal controls over revenue forecasts and certain other assumptions used in the computation of this liability; and (2) the evaluation of certain technical tax matters as disclosed in Item 9A of our annual report on Form 10-K for our fiscal year ended December 29, 2018.

We have provided EY with a copy of the disclosures we are making under this Item 4.01, and requested that EY provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements as they relate to EY. A copy of EY’s letter, dated March 9, 2020, is attached as Exhibit 16.1 hereto.

During the two fiscal years ended December 28, 2019 and the subsequent interim period through March 4, 2020, neither we nor anyone on our behalf consulted GT regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

16.1	Letter dated March 9, 2020 from Ernst & Young LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: March 9, 2020	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer, Executive Vice President
and Treasurer

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